                                                                    Exhibit 11.1

                      SUNSHINE MINING AND REFINING COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    FOR THE THREE MONTHS ENDED JUNE 30, 1996
                    (In Thousands, Except Per Share Amounts)

                                                                                               Fully
                                                                             Primary          Diluted
                                                                         ---------------  ---------------
Earnings:
  Earnings applicable to common
     stockholders                                                        $        33,581  $        33,581
  Add interest expense on the Convertible
     Subordinated Reset Debentures and the
     8 % Senior Exchangeable Notes                                                                    810
                                                                         ---------------  ---------------
                                                                         $        33,581  $        34,391
                                                                         ===============  ===============
Shares:
  Weighted average common shares outstanding                                     212,471          212,471
                                                                         ===============
  Add common shares issued on assumed
     conversion of Senior Exchangeable
     Notes and Convertible Subordinated
     Reset Debentures                                                                              21,782
                                                                                          ---------------
                                                                                                  234,253
                                                                                          ===============
Earnings per common share
  Primary                                                                $          0.16
                                                                         ===============
  Fully diluted                                                                           $          0.15
                                                                                          ===============

  Note: The effect of the assumed exercise of outstanding stock options and warrants was not dilutive.